UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2024

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Charles Street, Suite 302, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

On March 29, 2024, OptimizeRx Corporation (the “Company”) entered into Amendment No. 1 to the Financing Agreement (the “Amendment”) which amends the Financing Agreement, dated as of October 11, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) between the Company, the lenders from time to time party thereto (the “Lenders”) and Blue Torch Finance, LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent and administrative agent for the Lenders. The Financing Agreement contains a covenant which required the Company to deliver to the Lenders and Blue Torch its audited financial statements for the fiscal year ended December 31, 2023 by March 30, 2024 (the “Financial Reporting Due Date”). Pursuant to the Amendment, the Lenders and Blue Torch agreed to extend the Financial Reporting Due Date to April 15, 2024.

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2024, the Company held a conference call to discuss preliminary, unaudited results for the fourth quarter. A transcript of such conference call is furnished herewith as Exhibit 99.1.

The presentation included Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as GAAP net income (loss) with an adjustment to add back depreciation, amortization, interest, stock-based compensation, acquisition expenses, severance expense related to a reduction in force, income or loss related to the fair value of contingent consideration, gain or loss from the disposal of a business, asset impairment charges, other income (loss), and deferred income taxes. The Company’s Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate Adjusted EBITDA differently. The Company’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider this non-GAAP measure to be a substitute for or superior to the information provided by its GAAP financial results. The Company has provided this non-GAAP financial measure to aid investors in better understanding its performance. Management believes that this non-GAAP financial measure provides additional insight into the operations of the Company.

The table, “Reconciliation of Non-GAAP Measures,” furnished herewith as Exhibit 99.2, provides a reconciliation of estimated GAAP net income (loss) and Adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022. The 2023 GAAP numbers included in the reconciliation table are preliminary and unaudited and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates of GAAP net income (loss) set forth in the reconciliation table and those changes could be material.

Although the Company also provided 2024 guidance for Adjusted EBITDA in the presentation, it is not able to provide guidance to the most directly comparable GAAP measure. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, acquisition expenses, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

The information in this Item 2.02, in the conference call transcript and the reconciliation table furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Financing Agreement, dated March 29, 2024
99.1	Transcript of Conference Call, dated March 28, 2024
99.2	Reconciliation of Non-GAAP Measures
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: April 2, 2024	By:	/s/ Edward Stelmakh
	Name:	Edward Stelmakh
	Title:	Chief Financial Officer

3